UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

         Date of Report
         (Date of earliest event reported):                              September 17, 2010

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, Regal Beloit Corporation (the “Company”) announced the appointment of Charles A. Hinrichs, age 56, to serve as the Company’s Vice President and Chief Financial Officer effective as of September 20, 2010.

Prior to joining the Company, Mr. Hinrichs served as Chief Financial Officer of Smurfit-Stone Container Corporation, a publicly-traded manufacturer of containerboard and corrugated packaging (“Smurfit”), from 2002 to 2009.  He also served as Smurfit’s Senior Vice President, from 2005 to 2009, and Vice President, from 2002 to 2005.  Prior to becoming Chief Financial Officer of Smurfit, Mr. Hinrichs also served as Treasurer from 1995 to 2002.  At Smurfit, Mr. Hinrichs was responsible for financial, treasury, financial planning and analysis, investor relations and mergers and acquisitions activities.  Smurfit had net sales of approximately $5.6 billion in 2009.  Mr. Hinrichs received his bachelor’s degree in Accounting from the University of Missouri-St. Louis and his M.B.A. from St. Louis University.

Mr. Hinrichs is a party to an offer letter with the Company that specifies his compensation and benefits. Mr. Hinrichs’ annual base salary will be $390,000, and he will be eligible to participate in the Shareholder Value Added Plan, the Company’s annual cash incentive program for executive officers and key managers, at an incentive target of 55% of base salary.  Mr. Hinrichs will also receive long-term compensation in the form of a grant of restricted stock units valued at $200,000, made two days after the Company’s third quarter earnings call.  The restricted stock units will initially be subject to forfeiture and will vest on the third anniversary of the grant date, contingent on Mr. Hinrichs’ continued employment until the vesting date.  Future long-term compensation will be determined by the Compensation and Human Resources Committee of the Company’s Board of Directors in a manner consistent with the determination of long-term compensation awards for the rest of the Company’s senior management.

Mr. Hinrichs will be eligible to participate in the Company’s Target Supplemental Retirement Plan and 401(k) Plan.  He will also receive the use of an automobile for business purposes and the standard benefits provided to other members of the Company’s senior management.  To facilitate Mr. Hinrichs’ relocation, the Company will provide him with a relocation package that will cover the purchase of his current residence, with the understanding that Mr. Hinrichs will be required to reimburse the Company for the costs of the relocation package if he voluntarily leaves employment with the Company before the third anniversary of his appointment.

The Company’s press release issued on September 17, 2010 announcing Mr. Hinrichs’ appointment is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is being filed herewith:

(99)	Press release of Regal Beloit Corporation dated September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      REGAL BELOIT CORPORATION

Date:  September 17, 2010                                                                By:  /s/ Mark J. Gliebe
         Mark J. Gliebe
         President and Chief Operating Officer

REGAL BELOIT CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit
Number

(99)	Press release of Regal Beloit Corporation dated September 17, 2010.